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Exhibit 4.2

NOTE PURCHASE AGREEMENT

dated as of June 17, 2002

by and between

SMALL TOWN RADIO,  INC.

and

WAYNE SHORTRIDGE

i

INDEX TO EXHIBITS

Exhibit A	Security Agreement
Exhibit B	Form of Note
Exhibit C	Form of Warrant
Exhibit D	Form of Purchaser Questionnaire

ii

NOTE PURCHASE AGREEMENT

        THIS NOTE PURCHASE AGREEMENT (this "Agreement") is made and entered into as of June 17, 2002 (the "Effective Date") by and between Small Town Radio, Inc., a Nevada corporation (the "Company"); and Wayne Shortridge, an individual resident of the State of Georgia (the "Purchaser").

RECITALS

        A.    The Company has authorized the issuance, sale, and delivery of a Secured Note due 2004 (the "Note") in the original principal amount of $216,000, which bears interest at the rate at twelve percent (12%) per annum and is due and payable in full on June 30, 2004, and is issued on the other terms and subject to the other conditions set forth in this Agreement.

        B.    The obligations of the Company under the Note will be secured by a first-priority security interest in certain assets to be acquired by the Company, which will be granted pursuant to a Security Agreement dated as of the Effective Date by and between the Company and the Purchaser (the "Security Agreement")

        C.    As an additional incentive for the purchase of the Note, the Company has authorized the issuance and delivery of a Warrant (the "Warrant") for the purchase of shares of its common stock, par value $.001 (the "Common Shares").

        D.    The proceeds from the sale of the Note will be used for working capital.

        E.    The Company and the Purchaser is executing and delivering this Agreement in reliance upon one or more exemptions from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") pursuant to Section 4(2) of the Securities Act and/or Regulation D ("Regulation D") promulgated by the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act.

AGREEMENT

        THEREFORE, in consideration of the Recitals set forth above, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Company and the Purchaser hereby agree as follows:

1. Sale and Purchase of Note

        1.1.    Authorization; Form

        The Company has authorized the issuance, sale, and delivery of the Note in the aggregate principal amount of Two Hundred Sixteen Thousand and No/100 Dollars ($216,000.00). The terms and provisions contained in the form of Note attached hereto as Exhibit B shall constitute, and expressly are made, a part of this Agreement; and the Company and the Purchaser, by their execution of this Agreement, expressly agree to such terms and provisions and to be bound thereby.

        1.2.    Issuance and Sale of Note

        On the terms and subject to the conditions set forth in this Agreement, the Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, at the Closing, Note in an principal amount of $216,000 at a purchase price equal to the principal amount of the Note (the "Purchase Price").

        1.3.    Form of Payment

        On the Closing Date, each Purchaser shall pay the Purchase Price for the Note to be issued and sold to such Purchaser at the Closing by a check payable to the order of the Company or by a wire transfer of immediately available funds to an account designated in writing by the Company.

        1.4.    Closing; Deliveries

        (a)  The closing of the purchase and sale of the Note under this Agreement (the "Closing") shall take place at the offices of Baker Donelson Bearman & Caldwell, P.C., 5 Concourse Parkway, Suite 900, Atlanta, Georgia 30328, at 10:00 a.m. on June 17, 2002, or at such other location, date, and time as may be agreed upon between Purchaser and the Company (the "Closing Date"). The parties contemplate that the Closing will occur by exchange of faxed signature pages and wire transfer of the Purchase Price, with originally signed documents to follow by overnight delivery.

        (b)  At the Closing, the Company shall deliver to each Purchaser:

          (i)    a copy of this Agreement, executed by the Company;

          (ii)  a copy of the Security Agreement, in the form attached as Exhibit A to this Agreement, executed by the Company;

          (iii)  a Note, in the form attached as Exhibit B to this Agreement, duly and validly executed by the Company, registered in the name of the Purchaser and in a principal amount equal to the Purchase Price;

          (iv)  A Warrant, in the form attached as Exhibit C to this Agreement, duly and validly executed by the Company, registered in the name of the Purchaser and entitling the Purchaser to purchase a number of Common Shares equal to (A) sixty percent (60%) of the Purchase, divided by (B) the average of the closing bid prices for a Common Share over the 10 trading days prior to, but not including, the Closing Date (the "Trailing Average Share Price"), at a purchase price equal to the product of (1) 1.25 multiplied by (2) the Trailing Average Share Price;

          (v)  the Company's most recent Annual Report on Form 10-KSB, and all quarterly and interim reports filed by the Company with the SEC after the date the 10-KSB was filed through the Effective Date, all as on file with the SEC; and

          (vi)  a certificate of the Secretary of the Company, attaching the Articles of Incorporation and Bylaws of the Company, each as amended through the Effective Date, and a copy of the minutes of the Board of Directors of the Company approving the sale and issuance of the Note.

        (c)  At the Closing, the Purchaser shall deliver to the Company:

          (i)    a copy of this Agreement, executed by the Purchaser;

          (ii)  a copy of the Security Agreement, in the form attached as Exhibit A to this Agreement, executed by the Purchaser; and

          (iii)  a copy of the Purchaser Questionnaire, in the form attached as Exhibit D to this Agreement, completed and executed by the Purchaser.

2. Purchaser's Representations and Warranties

        The Purchaser represents and warrants to the Company that:

        (a)  The Note, the Warrants and the Common Shares issuable upon exercise of the Warrants (the "Warrant Shares") being acquired by the Purchaser under this Agreement are being and will be acquired for the Purchaser's own account without the participation of any other person, with the intent of holding the Note, the Warrants and the Warrant Shares for investment and without the intent of participating, directly or indirectly, in a distribution of the Note, the Warrants or the Warrant Shares, and not with a view to, or for resale in connection with, any distribution of the Note, the Warrants or the Warrant Shares, nor is any Purchaser aware of the existence of any distribution of the Note, the Warrants or the Warrant Shares.

        (b)  The Purchaser is able to bear the economic risks of his investment in the Note, the Warrants and the Warrant Shares, including the risk of a complete loss of the Purchaser's investment therein.

        (c)  The Purchaser understands and agrees that the Note, the Warrants and the Warrant Shares will be offered, issued and sold to the Purchaser (i) without registration under any state securities or "blue sky" law relating to the registration of securities for sale, and (ii) in reliance on one or more exemptions from registration under the Securities Act pursuant to provisions thereof and/or and the rules and regulations promulgated by the SEC thereunder.

        (d)  The Note, the Warrants and the Warrant Shares are subject to the transfer restrictions set forth in Section 4 of this Agreement.

        (e)  The Purchaser has had the opportunity to ask questions of and receive answers from the Company and any person acting on its behalf and to obtain all material information reasonably available with respect to the Company and its affairs.

        (f)    The Purchaser has full power and authority to execute, deliver, and perform this Agreement without the consent or approval of any other person that has not been obtained on or prior to the date hereof.

        (g)  This Agreement is the legal, binding, and valid obligation of the Purchaser, enforceable against each Purchaser in accordance with its terms.

        (h)  The Purchaser is an "accredited investor," as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act. The information about the Purchaser in the Purchaser Questionnaire delivered to Company is true and correct in all material respects.

3. Representations of the Company

        The Company hereby represents and warrants to the Purchaser that:

        3.1.    Organization, Standing and Corporate Power and Authority    The Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Nevada. The Company has all requisite power and authority to own, lease, and operate all properties and assets to be owned or leased by it and to conduct the business proposed to be conducted by it. Except for its subsidiary STR-GA, Inc., a Georgia corporation, the Company does not (a) own, of record or beneficially, directly, or indirectly, (i) any shares of capital stock or securities convertible into capital stock of any corporation, or (ii) any participating interest in any partnership, joint venture, or other non-corporate business enterprise, or (b) control, directly or indirectly, any other entity.

        3.2.    Validity and Authorization    The Company has full corporate power and authority to execute, deliver, and perform this Agreement, the Security Agreement, the Note, the Warrant and the other agreements, certificates, documents and instruments to be delivered in connection with the transactions contemplated by any of them (collectively, the "Transaction Documents"). The Transaction Documents have been duly authorized, executed, and delivered by the Company, and constitute the legal, valid, and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Warrant Shares have been duly authorized and, when issued in accordance with the Warrants, will be validly issued, fully paid, and nonassessable, and will be free and clear of all liens, charges, restrictions, claims, and encumbrances, other than restrictions on transfer imposed by federal and state securities laws.

        3.3.    Title to Properties    The Company has good and marketable title to all the tangible properties and assets owned by it, free and clear of all mortgages, pledges, security interests, liens, charges, claims, restrictions, and other encumbrances, except liens for current taxes not yet due and payable and minor imperfections of title, if any, not material in nature or amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations or proposed operations of the Company. The Company owns or leases all tangible properties and assets necessary to the operation of its business as now conducted.

        3.4.    Leasehold Interests    Each lease or agreement to which the Company is a party under which it is a lessee of any property, real or personal, is a valid and subsisting agreement without any default of the Company thereunder and, to the best of the Company's knowledge, without any default thereunder of any other party thereto. No event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by the Company under any such lease or agreement or, to the best of the Company's knowledge, by any other party thereto. The Company's possession of such property has not been disturbed and, to the best of the Company's knowledge, no claim has been asserted against the Company adverse to its rights in such leasehold interests.

4. Transfer of Shares

        4.1.    Restricted Securities

        As used in this Agreement, "Restricted Securities" means (a) the Note, (b) the Warrants, (c) the Warrant Shares, and (d) any other shares of the capital stock of the Company issued in respect of such Purchased Shares as a result of splits, dividends, reclassifications, recapitalizations, or similar events; provided, however, that Warrant Shares which are Restricted Securities shall cease to be Restricted Securities (i) upon any sale pursuant to a registration statement under the Securities Act, Section 4(1) of the Securities Act or Rule 144 under the Securities Act, or (ii) at such time as they become eligible for sale under Rule 144(k) under the Securities Act.

        4.2.    General Prohibition

        Restricted Securities shall not be sold or transferred unless either (a) they first shall have been registered under the Securities Act, or (b) the Company first shall have been furnished with an opinion of legal counsel or other evidence, in either case reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act. Notwithstanding the foregoing, the Note and the Warrants shall not be transferable by any Purchaser at any time.

        4.3.    Permitted Transfers

        Notwithstanding Section 4.2 of this Agreement:

        (a)  The Purchaser shall be entitled without compliance with the requirements of Section 4.2 to transfer, and at the request of a Purchaser the Company shall transfer any Note, Warrant or Warrant Shares registered in the name of the Purchaser to: (i) any shareholder, officer, or director of the Purchaser, (ii) any corporation, partnership, or limited liability company of which the Purchaser or an officer, director, or shareholder of the Purchaser is a equity security holder, (iii) any member of the immediate family of a shareholder of Purchaser or a trust established for the benefit of such family member, or (iv) an organization organized for charitable purposes; and

        (b)  No registration or opinion of counsel shall be required for a transfer made in accordance with Rule 144 under the Securities Act.

        4.4.    Legend

        (a)  Each certificate representing Restricted Securities shall bear a legend substantially in the following form:

  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH SHARES ARE REGISTERED UNDER THE ACT OR AN OPINION OF COUNSEL OR OTHER EVIDENCE IN EITHER CASE REASONABLY SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED."

        (b)  Any legend endorsed on a certificate pursuant to this Section 4.4 and any stop transfer instructions with respect to Restricted Securities shall be removed and the Company shall issue a certificate without such legend to the holder thereof if such Restricted Securities are registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available, or if the Restricted Securities are sold pursuant to Rule 144 promulgated under the Securities Act.

        (c)  The restrictions described in the legend set forth in Section 4.4(a) may be removed at such time as permitted by Rule 144(k) promulgated under the Securities Act.

5.General Provisions

        5.1.    Notice

        All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered by hand, transmitted via facsimile or electronic mail, sent via a reputable nationwide overnight courier service or mailed by first class certified or registered mail, return receipt requested, postage prepaid, to the address set forth below or to such other address or addresses as may have been furnished in writing by one party to the other:

        (a)  If to the Purchaser, to the address set forth on the signature page to this Agreement; or

(b)	If to the Company, to:	With a copy to:
	Small Town Radio, Inc. Attention: Daniel W. Hollis 12600 Deerfield Parkway, Suite 100 Alpharetta, GA 30004 Facsimile: Email:	Baker, Donelson, Bearman & Caldwell, P.C. Attention: Gerardo M. Balboni, Esq. 5 Concourse Parkway, Suite 900 Atlanta, GA 30328 Facsimile: 404.812.3101 Email: gbalboni@bdbc.com

        Notices provided in accordance with this Section 5.1 shall be deemed delivered upon actual receipt if sent by personal delivery, facsimile or electronic mail, one business day after being sent via a reputable nationwide overnight courier service, or two business days after deposit in the mail.

        5.2.    Governing Laws; Jurisdiction    This Agreement shall be construed, administered and enforced according to the laws of the State of Nevada; provided, however, that no Warrant Shares shall be issued except, in the reasonable judgment of the Board of Directors, in compliance with exemptions under applicable securities laws of the state in which any Purchaser resides, and/or any other applicable securities laws. The parties hereto agree that any appropriate state court located in Fulton County, Georgia, or any Federal Court sitting in the Northern District of Georgia, Atlanta Division, shall have exclusive jurisdiction of any case or controversy arising under or in connection with this Agreement and shall be a proper forum in which to adjudicate such case or controversy. The parties hereto consent to the jurisdiction of such courts.

        5.3.    Successors    This Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors, and permitted assigns of the parties.

        5.4.    Severability    In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

        5.5.    Entire Agreement    This Agreement expresses the entire understanding and agreement of the parties with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

        5.6.    Headings    Section headings used herein are for convenience of reference only and shall not be considered in construing this Agreement.

        5.7.    Counterparts

        This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

*                signatures appear on next page                *

SIGNATURES

        In witness whereof, the undersigned Company and the undersigned Purchaser have executed this Agreement as of the Effective Date.

SMALL TOWN RADIO, INC., a Nevada corporation
By:	/s/ DANIEL W. HOLLIS Name: Daniel W. Hollis Title: Chairman and Chief Executive Officer
WAYNE SHORTRIDGE, an individual resident of the State of Georgia
Signed:	/s/ WAYNE SHORTRIDGE
Address for Notice:
Street:	257 Bolling Road, NE
City, State, Zip:	Atlanta, Georgia 30305
Facsimile:	404.815.2424
Email:	wshortri@aol.com

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  Exhibit 4.2
NOTE PURCHASE AGREEMENT
TABLE OF CONTENTS
INDEX TO EXHIBITS
NOTE PURCHASE AGREEMENT
RECITALS
AGREEMENT
1. Sale and Purchase of Note
2. Purchaser's Representations and Warranties
3. Representations of the Company
4. Transfer of Shares
5.General Provisions
SIGNATURES